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                                                                     EXHIBIT 8.1

                              [RMHM&K LETTERHEAD]

                                                                    JUNE 2, 1998

The Board of Directors
Walsh International Inc.
105 Terry Drive
Newtown, Pennsylvania 18940

Ladies and Gentlemen:

    This opinion is delivered to you in connection with the Proxy Statement dated June 2, 1998 of Walsh International Inc., which forms a part of the Registration Statement on Form S-4 of Cognizant Corporation filed with the Securities and Exchange Commission on June 2, 1998 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act").

    In that connection, we have examined the Registration Statement and such other documents, and we have made such other and further investigations, as we have deemed necessary and appropriate for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

    Based on the foregoing, and subject to the qualifications and limitations stated herein, we hereby advise you that in our opinion the statements made in the Registration Statement under the caption "United States Federal Income Tax Consequences," accurately set forth the material United States federal income tax consequences of the Merger to the stockholders of Walsh International, Inc. under existing federal income tax law.

    We are members of the bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.

    We consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name under the captions "United States Federal Income Tax Consequences" and "Legal Opinions." By giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

                                            Very truly yours,

                                            /s/REBOUL, MACMURRAY, HEWITT,
                                             MAYNARD & KRISTOL